Exhibit 9.1

CLASS A VOTING AGREEMENT

This CLASS A VOTING AGREEMENT (this “Agreement”) is entered into as of September 22, 2009, by and among (i) the parties listed on Schedule I hereto (collectively, the “Initial Class A Stockholders”) and (ii) any other Class A Stockholder that becomes a party to this Agreement after the date hereof.

WHEREAS, each of the Class A Stockholders is the owner of shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of MXenergy Holdings Inc., a Delaware corporation (the “Company”);

WHEREAS, pursuant to the Certificate of Incorporation, the Class A Stockholders, voting as a separate class, have the exclusive right to nominate and elect five directors (the “Class A Directors”) to the Board and, if any vacancy is created by the departure of any Class A Director for any reason, to nominate and elect any replacement for such departing Class A Director, all in accordance with the requirements (including the director qualification requirements) set forth in the Certificate of Incorporation; and

WHEREAS, the parties hereto wish to set forth in this Agreement certain terms, conditions and procedures for the exercise by the Class A Stockholders of the exclusive right to nominate and elect the Class A Directors, including any replacements for any departing Class A Directors.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.               Definitions.

(a)           As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, (i) with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, and (ii) with respect to each of AIG, Camulos and Taconic, any investment entity sponsored, advised or managed by such Person or any successor thereof.

“AIG” means AIG Global Investment Corp., a New Jersey corporation, as the investment advisor (or any asset management entity successor thereto) for each of the entities listed on Schedule II hereto (as it may be amended from time to time by AIG, subject to Section 6).

“Camulos” means Camulos Capital LP, a Delaware limited partnership, as the investment manager (or any investment management entity successor thereto) for each of (i) Camulos Master Fund LP and (ii) Camulos Loan Vehicle Fund I LP.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on the date hereof, as amended from time to time after the date hereof.

“Class A Stockholders” means, collectively, (i) the Initial Class A Stockholders and (ii) any other Holder of shares of Class A Common Stock that becomes a party to this Agreement after the date hereof in the manner set forth in Section 6; provided that any Person shall cease to be a Class A Stockholder once it ceases to be a Holder of shares of Class A Common Stock.

“Designating Stockholder” means (i) each of AIG, Camulos and Taconic or (ii) any Person to which the right to designate a Class A Director has been assigned in accordance with Section 4; provided that, if any such Person’s right to designate a Class A Director pursuant to Section 2(a) terminates in accordance with Section 3 or is assigned in accordance with Section 4, such Person shall cease to be a Designating Stockholder.

“Exchange Offer Closing” means the closing of the exchange offer with respect to the Company’s Floating Rate Senior Notes due 2011 pursuant to that certain Second Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement, dated September 14, 2009, as amended.

“MacKay Shields Purchase Agreement” means that certain Amended and Restated Purchase Agreement, dated as of August 20, 2009, by and among MacKay Shields LLC, as investment adviser for certain clients, Camulos Loan Vehicle Fund I LP and certain other parties thereto.

“Original Class A Shares” means, with respect to any Designating Stockholder, the number of shares of Class A Common Stock held by AIG, Camulos or Taconic, as applicable, immediately following the Exchange Offer Closing (which shall include, in the case of Camulos, the shares of Class A Common Stock acquired by Camulos pursuant to the MacKay Shields Purchase Agreement).

“Related Agreements” means, collectively, the Stockholders Agreement and the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and certain stockholders of the Company party thereto, as it may be amended from time to time.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, among the Company and certain stockholders of the Company party thereto, as it may be amended from time to time.

“Taconic” means Taconic Capital Advisors LP, a Delaware limited partnership, as the investment manager (or any investment management entity successor thereto) for each of (i) Taconic Opportunity Fund LP, (ii) Taconic Opportunity Master Fund LP, (iii) Taconic Master Fund LP, (iv) Taconic Capital Partners 1.5 LP, (v) Taconic Capital Partners LP and (vi) Taconic Master Fund 1.5 LP.

(b)           Capitalized terms used herein without definition shall have the respective meanings set forth for such terms in the Certificate of Incorporation.

Section 2.               Class A Directors.

(a)           Each Designating Stockholder shall have the right (but not the obligation) to designate one Class A Director.  If any vacancy is created by the departure for any reason of the Class A Director designated by any Designating Stockholder, such Designating Stockholder shall have right (but not the obligation) to designate a replacement for such departing Class A Director.  If any Designating Stockholder chooses not to designate a Class A Director (or any replacement for a departing Class A Director) pursuant to this Section 2(a), then such Class A Director shall be designated by mutual agreement of the remaining Designating Stockholders; provided that, if (x) such remaining Designating Stockholders are unable to reach agreement as to the designation of such Class A Director or (y) there remains only one Designating Stockholder, then such Class A Director position (including any vacancy created by the departure of such Class A Director for any reason) shall be filled by the vote of a plurality of the Holders of Class A Common Stock, voting as a separate class, in the manner set forth in Section 2(b).

(b)           The Designating Stockholders shall by mutual agreement designate the fourth and fifth Class A Directors that the Class A Stockholders are entitled to nominate and elect pursuant to the Certificate of Incorporation; provided that each such Class A Director shall have the qualifications of an Independent Director and a Financial Expert set forth in the Certificate of Incorporation.  If the Designating Stockholders are unable to reach agreement as to the designation of either of such Class A Directors, then any Class A Stockholder that is the Holder of at least 5% of the then outstanding shares of Class A Common Stock shall have the right to nominate an individual to serve as such Class A Director, and such Class A Director shall be elected by the vote of a plurality of the Holders of Class A Common Stock, voting as a separate class.  If any vacancy is created by the departure for any reason of a Class A Director nominated and elected by the Class A Stockholders pursuant to this Section 2(b), a replacement for such departing Class A Director shall be nominated and elected by the Class A Stockholders in the manner set forth in this Section 2(b).

Section 3.               Termination of Rights.  If, at any time after the date hereof, a Designating Stockholder (together with its Affiliates) ceases to be the Holder of at least 35% of the Original Class A Shares (adjusted to give effect to stock splits or combinations or similar transactions), then the right of such Designating Stockholder to designate one Class A Director pursuant to Section 2(a) shall immediately terminate, and thereafter, such Class A Director position (including any vacancy created by the departure of such director for any reason) shall be filled by the vote of a plurality of the Holders of shares of Class A Common Stock, voting as a separate class, in the manner set forth in Section 2(b).

Section 4.               Assignment of Rights.  A Designating Stockholder may assign its right to designate a Class A Director pursuant to Section 2(a) to (a) any Affiliate of such Designating Stockholder or (b) any other Designating Stockholder (or any Affiliate thereof), in each case, to whom such Designating Stockholder has transferred at least a majority of the Original Class A Shares (adjusted to give effect to stock splits or combinations or similar transactions).

Section 5.               Voting.  Each Class A Stockholder shall vote or cause to be voted all of its Equity Securities and shall take all other necessary or desirable actions within such Class A Stockholder’s control (including, without limitation, attending meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause the election and replacement of Class A Directors designated in the manner contemplated in, and otherwise give the fullest effect possible to, the provisions of this Agreement.

Section 6.               Transfers of Shares.  Any Person that, after the date of this Agreement, acquires any shares of Class A Common Stock shall, as a condition precedent to such acquisition, become a party to this Agreement by executing and delivering a joinder agreement hereto, substantially in the form attached as Annex A hereto.

Section 7.               Termination.  This Agreement may be terminated only by the unanimous agreement of the parties hereto; provided that this Agreement shall automatically terminate on the first to occur of (a) the consummation of an IPO and (b) the date on which none of the Designating Stockholders (or any of their respective Affiliates), by operation of Section 3, has the right to designate a Class A Director.  Nothing in this Agreement shall relieve any party hereto from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

Section 8.               Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.               Miscellaneous.

(a)           Amendment; Waivers, etc.  This Agreement may be amended only with the written consent of (i) each Designating Stockholder and (ii) Holders of at least 50% of the outstanding shares of Class A Common Stock held by the Class A Common Stockholders whose consent is not required under clause (i) above.  The failure of any party hereto to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Any party hereto may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

(b)           Assignment.  Except as otherwise expressly provided in this Agreement, neither this Agreement nor any right or obligation arising under this Agreement may be assigned by any party without the prior written consent of the other parties.

(c)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

(d)           No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

(e)           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given to any party hereof under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), to such party’s address set forth on its signature page to this Agreement (or to such other address as such party shall hereafter designate in accordance with the terms hereof), with a copy (which shall not constitute notice) to any party so indicated thereon.

(f)            Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

(g)           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

(h)           Arbitration.

(i)            Any dispute, controversy, or claim arising out of, relating to, or in connection with this contract, or the breach, termination, or validity thereof, shall be finally settled by arbitration.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties.  Notwithstanding the provisions of Section 9(g), the arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code.  The seat of the arbitration shall be New York, New York, United States of America, and it shall be conducted in the English language.  The parties submit to jurisdiction in the state and federal courts in the State, County and City of New York for the limited purpose of enforcing this agreement to arbitrate.

(ii)           The arbitration shall be conducted by three neutral arbitrators, who shall be appointed by the AAA.  The arbitrators shall be impartial and independent.

(iii)          In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement or to the Related Agreements (whether or not such other proceeding involves all of the parties hereto).  The arbitration tribunal shall not consolidate such arbitrations unless it determines that (A) there are issues of fact or law common to the various arbitrations so that a consolidated proceeding would be more efficient than separate proceedings and (B) no party would be prejudiced as a result of such consolidation through undue delay or otherwise.  In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal constituted under any other Related Agreement, the ruling of the arbitration tribunal governing the first proceeding to have been filed shall control.  In the event of the consolidation of one or more proceedings pursuant to this subsection, the arbitration tribunal governing the first such proceeding to have been filed shall govern the consolidated proceeding unless otherwise agreed by all parties to the proceedings being consolidated.  Solely for purposes of this clause (iii), (A) a proceeding shall be deemed to have been filed when the related demand for arbitration is served by the complaining party and (B) in the event that two proceedings shall have been filed on the same day, the proceeding involving the largest dollar amount in dispute shall be deemed to have been the first filed.

(iv)          The arbitration award shall be final and binding on the parties.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(i)            Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s) or via electronic transmission in PDF format.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Class A Stockholder:

DENHAM COMMODITY PARTNERS FUND LP

By: Denham Commodity Partners GP LP

By:	Denham GP LLC
By:	/s/ Paul Winters
Name: Paul Winters
Title: Authorized Signatory

Address for Notices:
200 Clarendon Street, 25th Floor
Boston, MA 02116
Attention: Stuart Porter

PENY & CO.
By:	/s/ [Illegible]
Name : [Blank]
Title: Authorized Signature

Address for Notices:
The Bank of New York
One Wall Street
Reorg Dept, 6th Floor
New York, NY 10826

MORGAN STANLEY & CO., INCORPORATED
By:	/s/ [Illegible]
Name : [Blank]
Title: Authorized Signature

Address for Notices:
Morgan Stanley & Co.
Harborside Financial Center
230 Plaza #2, 7th Floor
Jersey City, NJ 07311

HARE & CO.
By:	/s/ [Illegible]
Name : [Blank]
Title: Authorized Signature

Address for Notices:
The Bank of New York
One Wall Street
Reorg Dept, 6th Floor
New York, NY 10826

SEAPADDLE & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ [Illegible]
Name : [Illegible]
Title: Vice President

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

SEINE & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ [Illegible]
Name : [Illegible]
Title: Vice President

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

MARROW & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ [Illegible]
Name : [Illegible]
Title: Vice President

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

MEADMARKER & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ [Illegible]
Name : [Illegible]
Title: Vice President

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

ESKIMO & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

BRITISH & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:

State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

BEACONGALE & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ [Illegible]
Name : [Illegible]
Title: Vice President

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

SALTSHIP & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ [Illegible]
Name : [Illegible]
Title: Vice President

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

BIGBELL & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

FIDDLES & CO.
By:	State Street Bank & Trust Co., a partner

By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

MELLON TRUST OF NEW ENGLAND, N.A.
By:	/s/ Alisia Pugh
Name : [Blank]
Title: Supervisor

Address for Notices
525 William Penn Place
RM 0300
Pittsburgh, PA 15259

CAMULOS MASTER FUND LP
By:	/s/ Michael P. Iuliano
Name : Michael P. Iuliano
Title: Authorized Signatory

Address for Notices
Camulos Capital LP
3 Landmark Square, 4th Floor
Stamford, CT 06901
Attn: General Counsel

CAMULOS LOAN VEHICLE FUND I LP
By:	/s/ Michael P. Iuliano
Name : Michael P. Iuliano
Title: Authorized Signatory

Address for Notices
Camulos Capital LP
3 Landmark Square, 4th Floor

Stamford, CT 06901
Attn: General Counsel

MARINER CRA RELATIVE VALUE FUND
By:	/s/ Barry Campbell
Name : Barry Campbell
Title: Principal

Address for Notices:
11 Ivy Place
Upper Saddle River, NJ 07458

BATTERY PARK HIGH YIELD LONG SHORT FUND LTD.
By:	/s/ David Crall
Name : David Crall
Title: Portfolio Manager

Address for Notices:
2 World Financial Center
Building B, 18th Floor
New York, NY 10281

BATTERY PARK HIGH YIELD OPPORTUNITY MASTER FUND LTD.
By:	/s/ David Crall
Name : David Crall
Title: Portfolio Manager

Address for Notices:
2 World Financial Center
Building B, 18th Floor
New York, NY 10281

BATTERY PARK HIGH YIELD OPPORTUNITY STRATEGIC FUND, LTD.
By:	/s/ David Crall
Name : David Crall
Title: Portfolio Manager

Address for Notices:
2 World Financial Center
Building B, 18th Floor
New York, NY 10281

VELVET & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

FOREHOOKS & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

WHARFNET & CO.
By:	State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name : Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

/s/ Richard Burns
Name: Richard Burns

Address for Notices:
762 Mill Road
Carrabelle, FL 32322

/s/ Jason Joffe
Name: Jason Joffe

Address for Notices:
692 London Berry Road
Atlanta, GA 30327-4956

/s/ Allison G. Young
Name: Allison G. Young

Address for Notices:
1498 Boulder Lane
Woodstock, IL 60098-7104

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Scott A. Simon
Name: [Blank]
Title: Authorized Signature

Address for Notices:
DB Securities Services
100 Plaza One, 2nd Floor
Jersey City, NJ 07311

TACONIC CAPITAL PARTNERS LP
By: Taconic Capital Advisors, L.P., as Manager

By:	/s/ Joshua Miller
Name: Joshua Miller
Title: Principal

Address for Notices:
c/o Taconic Capital Advisors, L.P.
450 Park Avenue
New York, NY 10025

TACONIC MASTER FUND 1.5 LP
By: Taconic Capital Advisors, L.P., as Manager

By:	/s/ Joshua Miller
Name: Joshua Miller
Title: Principal

Address for Notices:
c/o Taconic Capital Advisors, L.P.
450 Park Avenue
New York, NY 10025

TACONIC CAPITAL PARTNERS 1.5 LP
By: Taconic Capital Advisors, L.P., as Manager

By:	/s/ Joshua Miller
Name: Joshua Miller
Title: Principal

Address for Notices:
c/o Taconic Capital Advisors, L.P.
450 Park Avenue
New York, NY 10025

TACONIC OPPORTUNITY MASTER FUND LP
By: Taconic Capital Advisors, L.P., as Manager

By:	/s/ Joshua Miller
Name: Joshua Miller
Title: Principal

Address for Notices:
c/o Taconic Capital Advisors, L.P.
450 Park Avenue
New York, NY 10025

TACONIC OPPORTUNITY FUND LP
By: Taconic Capital Advisors, L.P., as Manager

By:	/s/ Joshua Miller
Name: Joshua Miller
Title: Principal

Address for Notices:
c/o Taconic Capital Advisors, L.P.
450 Park Avenue
New York, NY 10025

CAMULOS LOAN VEHICLE FUND I LP
By:	/s/ [Illegible]
Name: [Illegible]
Title: Authorized Signatory

Address for Notices
Camulos Capital LP
Three Landmark Square
Stamford, CT 06901

CAMZOK CAPITAL
By:	/s/ [Illegible]
Name: [Illegible]
Title: President

Address for Notices:
[Illegible]

UBS FINANCIAL SERVICES INC.
By:	/s/ Luis Fernandes
Name: Luis Fernandes
Title: Sr. Rep. – Corp. Actions

Address for Notices:
UBS Financial Services Inc.
1000 Harbor Boulevard
Weehawken, New Jersey 07086
Attention: Vanessa Hanks
Corporate Actions Physical Processing
6th Floor

GOLDMAN SACHS AND CO.
By:	/s/ Piotr Uzar
Name: Piotr Uzar
Title: Vice President

Address for Notices:
Goldman Sachs & Co.
30 Hudson Street
Jersey City, NJ 07302
Attn: Reorg Dept
4th Floor

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By: AIG Global Investment Corp. Investment Advisor
By:	/s/ Tim Lindvall
Name: Tim Lindvall
Title: Vice President

Address for Notices:
c/o AIG Global Investment Corp.
2929 Allen Parkway, A37-01
Houston, Texas 77019

WESTERN NATIONAL LIFE INSURANCE COMPANY (f/k/a AIG Annuity Insurance Company)
By: AIG Global Investment Corp. Investment Advisor
By:	/s/ Tim Lindvall
Name: Tim Lindvall
Title: Vice President

Address for Notices:
c/o AIG Global Investment Corp.
2929 Allen Parkway, A37-01
Houston, Texas 77019

NEWPORT & CO.
By: State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name: Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

FLEETBIRD & CO.
By: State Street Bank & Trust Co., a partner
By:	/s/ Michael Feeley
Name: Michael Feeley
Title: Custody Clerk

Address for Notices:
State Street Bank & Trust Co.
PO Box 5756
Boston, MA 02206

TACONIC MASTER FUND LP
By: Taconic Capital Advisors, L.P., as Manager

By:	/s/ Joshua Miller
Name: Joshua Miller
Title: Principal

Address for Notices:
c/o Taconic Capital Advisors, L.P.
450 Park Avenue
New York, NY 10025

Annex A

Form of Joinder Agreement

JOINDER AGREEMENT TO THE CLASS A VOTING AGREEMENT

Reference is made to the Class A Voting Agreement, dated as of September 22, 2009 (the “Class A Voting Agreement”; capitalized terms used herein without definition shall have the respective meanings set forth for such terms in the Class A Voting Agreement), by and among the Class A Stockholders party thereto, as amended from time to time.  By execution of this Joinder Agreement, the undersigned agrees to become a party to, and to be subject to the rights and obligations under, the Class A Agreement, and shall be deemed to be a “Class A Stockholder” for all purposes thereunder.

Date:
Name

By:
Name:
Title:

Address for Notices: